Exhibit 99.1

Victory Capital Posts Record Third Quarter 2019 Financial Results

Second Consecutive Quarter of Positive Net Flows and Positive Net Flows Year-to-Date

Third Quarter 2019 Highlights

  Total AUM of $145.8 billion
  Long-term net inflows of $726 million; long-term gross flows of $7.5 billion
  GAAP operating margin of 25.9%; GAAP earnings of $0.35 per diluted share
  Adjusted net income with tax benefit per diluted share of $0.911
  Adjusted EBITDA margin of 44.8%1
  Debt reduced by $63 million
  Board authorizes regular quarterly cash dividend of $0.05 per share

SAN ANTONIO--(BUSINESS WIRE)--November 4, 2019--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the three and nine months ended September 30, 2019.

“I’m pleased to report that Victory Capital continued to deliver excellent financial results in the third quarter of 2019, our first quarter post the acquisition of USAA Asset Management Company,” said David Brown, Chairman and Chief Executive Officer. “Revenue and adjusted net income more than doubled sequentially and adjusted EBITDA margin expanded to a record 44.8%. This marks our third consecutive quarter of meaningful margin expansion, which demonstrates the power of our integrated business model.

“Total AUM grew to $145.8 billion as of September 30, 2019. Long-term net inflows were positive for the second consecutive quarter at $726 million and are $3.3 billion year to date. Long-term gross flows were $7.5 billion for the quarter.

“Our integration efforts following the close of the USAA Asset Management acquisition continue to progress well, and we expect to achieve our previously disclosed cost synergies ahead of schedule. The direct channel for USAA members was reopened on July 1, 2019, and our call center, which is staffed largely by former USAA employees, is actively serving members’ investment needs.

“We paid down $63 million of debt during the quarter. Subsequent to quarter-end, we paid down an additional $40 million, bringing our total debt reduction since July 1, 2019, to $103 million. Additionally, today, we declared a second consecutive quarterly cash dividend of $0.05 per share.

“Looking ahead, our long-term corporate vision remains focused on leveraging our full suite of strategies to drive organic growth while maintaining the capital flexibility to pursue strategic acquisitions that we believe will augment our existing business. As in the past, serving the needs of our clients remains our top priority.”

[1] The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please see the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The financial results reflect the acquisition of the USAA Asset Management Company that closed on July 1, 2019. The acquisition significantly increased assets under management as well as the financial results for the three and nine months ended September 30, 2019. The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Assets Under Management
Ending	$145,832	$64,077	$63,640	$145,832	$63,640
Average	145,904	60,063	63,447	87,670	62,361

Long-term Flows(2)
Long-term Gross(2)	$7,456	$7,514	$2,896	$18,008	$10,102
Long-term Net(2)	726	3,694	(672)	3,314	(1,408)

Money Market Flows
Money Market Gross	$4,449	$—	$—	$4,449	$—
Money Market Net	(65)	—	—	(65)	—

Total Flows
Total Gross	$11,905	$7,514	$2,896	$22,457	$10,102
Total Net	661	3,694	(672)	3,249	(1,408)

Consolidated Financial Results (GAAP)
Revenue(2)	$215.0	$91.4	$108.1	$393.8	$317.4
Revenue realization (in bps)(3)	58.5	61.0	67.6	60.1	68.0
Operating expenses(3)	159.4	68.6	76.3	293.4	228.7
Income from operations	55.6	22.7	31.8	100.4	88.8
Operating margin(3)	25.9%	24.9%	29.4%	25.5%	28.0%
Net income	26.0	14.4	20.6	54.9	49.8
Earnings per diluted share	$0.35	$0.20	$0.29	$0.75	$0.71
Cash flow from operations	118.4	31.4	40.3	167.7	99.9

Adjusted Performance Results (Non-GAAP)(1)
Adjusted EBITDA	$96.3	$36.6	$43.3	$166.5	$123.8
Adjusted EBITDA margin(3)	44.8%	40.0%	40.1%	42.3%	39.0%
Adjusted net income	60.5	24.4	29.0	106.8	78.6
Tax benefit of goodwill and acquired intangible assets	6.8	3.4	3.3	13.5	10.0
Adjusted net income with tax benefit	67.3	27.7	32.3	120.3	88.6
Adjusted net income with tax benefit per diluted share	$0.91	$0.38	$0.45	$1.64	$1.26

Brown added: “The 480-basis point increase in adjusted EBITDA margin this quarter, more than offset the 2.5 basis-point decline in average fee rate realization. Our next generation integrated multi-boutique model is designed to thrive in a lower-fee-rate environment. We are focused on expanding margins and profitability—more than the top-line impact from mix shift—which is being driven by increasing sales of lower-fee Solutions and Fixed Income products.”

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please see the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

2 Long-term AUM is defined as total AUM excluding Money Market assets.

3 On January 1, 2019, the Company adopted ASU 2014-09, “Revenue from Contracts with Customers,” and now records all Mutual Fund and ETF waivers and expense reimbursements as a reduction of reported revenue and not as an expense item. Prior periods have not been restated, as permitted by the Financial Accounting Standards Board, due to the Company adopting the new revenue guidance using the modified retrospective method.

AUM, Flows and Investment Performance

Victory Capital’s total AUM increased by 128%, or $81.8 billion, to $145.8 billion at September 30, 2019, compared with $64.1 billion at June 30, 2019. The increase was attributable to $81.1 billion of acquired assets and positive long-term net inflows of $726 million. Total gross flows were $11.9 billion for the third quarter and $22.5 billion for the year-to-date period. Long-term AUM increased by 110%, or $70.3 billion, to $134.4 billion at September 30, 2019, compared with $64.1 billion at June 30, 2019. For the year-to-date period, the Company reported long-term gross flows of $18.0 billion and positive net inflows of $3.3 billion.

At quarter end, Victory Capital offered 116 investment strategies through its nine autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM and strategies for Legacy Victory Capital, USAA Fixed Income products and total firm-wide products through September 30, 2019.

	Trailing	Trailing	Trailing	Trailing
Percentage of AUM Outperforming Benchmark	1-Year	3-Years	5-Years	10-Years
Legacy Victory Capital	76%	83%	73%	92%
USAA Fixed Income	67%	88%	88%	95%
Total Victory Capital	59%	64%	60%	73%

Third Quarter 2019 Compared with Second Quarter 2019

Revenue increased 135% to $215.0 million, in the third quarter of 2019, compared with revenue of $91.4 million in the second quarter. The increase was due to higher average AUM in the third quarter, offset by a lower reported average fee rate related to shifting business mix. GAAP operating margin increased 100 basis points in the third quarter to 25.9%, from 24.9% in the second quarter. Third quarter GAAP net income rose 81% to $26.0 million, up from $14.4 million in the second quarter. On a per-share basis, GAAP net income grew 75% to a record $0.35 per diluted share in the third quarter, versus $0.20 per diluted share in the previous three months.

Adjusted net income with tax benefit increased 143% to $67.3 million in the third quarter, up from $27.7 million in the second quarter. Adjusted net income per diluted share increased 139% to $0.91 per diluted share in the third quarter of 2019, up from $0.38 per diluted share in the second quarter of the year. Adjusted EBITDA rose 163% to a record high $96.3 million for the year’s third quarter, versus $36.6 million in the prior quarter. Adjusted EBITDA margin expanded 480 basis points to 44.8% in the third quarter of 2019, compared with 40.0% in the second quarter of this year.

Third Quarter 2019 Compared with Third Quarter 2018

Revenue for the quarter ended September 30, 2019, advanced 99% to $215.0 million, compared with $108.1 million in the same quarter last year, due to higher average AUM, offset by a lower average fee rate realization and the adoption of ASU 2014-09 in 2019. Revenue for the third quarter of 2019 includes a reduction of $5.2 million in mutual fund waivers and reimbursements due to the adoption of ASU 2014-09, compared with no such reduction of revenue in the prior year.

GAAP operating margin was 25.9% in the quarter, compared with 29.4% in the third quarter of 2018. Operating expenses increased 109% to $159.4 million, compared with $76.3 million in the prior-year quarter. The current-year quarter included $21.2 million of acquisition, restructuring, and integration operating expenses—compared with $1.5 million of similar costs in the third quarter of 2018—reducing GAAP operating margin by 987 basis points in the current year. Last year’s third-quarter distribution and other asset based expenses included $3.1 million of fund waivers and reimbursements that are no longer included in operating expenses following the adoption of ASU 2014-09 on January 1, 2019. GAAP net income rose 26% to $26.0 million, or $0.35 per diluted share, in the third quarter compared with $20.6 million, or $0.29 per diluted share, in the same quarter last year.

Adjusted net income with tax benefit more than doubled to $67.3 million, or $0.91 per diluted share, in the third quarter, compared with $32.3 million, or $0.45 per diluted share in the same quarter of 2018. Adjusted EBITDA rose 122% to $96.3 million, compared with $43.3 million in last year’s third quarter. Year-over-year, adjusted EBITDA margin expanded 470 basis points to 44.8% in the third quarter of 2019, compared with 40.1% in the same quarter last year.

Nine Months Ended September 30, 2019 Compared with Nine Months Ended September 30, 2018

Revenue increased 24% to $393.8 million for the nine months ended September 30, 2019, compared with $317.4 million last year’s comparable period, due to higher average AUM offset by a lower fee rates and the adoption of ASU 2014-09 in 2019. Revenue for the nine months includes a reduction of $13.4 million in mutual fund waivers and reimbursements due to the adoption of ASU 2014-09 on January 1, 2019, compared with no such reduction of revenue for the same period in 2018.

For the nine-month period, GAAP operating margin was 25.5%, compared with 28.0% in the comparable period of 2018. Operating expenses increased 28% to $293.4 million in the current year’s nine months, compared with $228.7 million in last year’s same period. Current-year operating expenses include $28.6 million of acquisition, restructuring, and integration costs, that reduced GAAP operating margin by 726 basis points in the current year, compared with $2.1 million of such costs in the same 2018 period. For the year-to-date period, GAAP net income was $54.9 million, or $0.75 per diluted share in 2019, up from $49.8 million, or $0.71 per diluted share, in the comparable period of 2018.

Adjusted net income with tax benefit was $120.3 million, or $1.64 per diluted share, for the nine months ended September 30, 2019, comprised of $1.46 per diluted share in adjusted net income and $0.18 per diluted share in tax benefit. This was up from adjusted net income with tax benefit of $88.6 million, or $1.26 per diluted share in 2018. Adjusted EBITDA and Adjusted EBITDA margin increased to $166.5 million and 42.3%, respectively, for the 2019 nine months, up from $123.8 million and 39.0%, respectively, in last year’s same period.

Balance Sheet / Capital Management

On July 1, 2019, the Company entered into a new $1.1 billion seven-year term loan, established a five-year $100 million senior secured revolving credit facility that remains undrawn and repaid and terminated the previous credit agreement. During the third quarter, the Company reduced outstanding debt by $63 million and initiated a quarterly cash dividend. Subsequent to quarter end, the Company repaid an additional $40 million of debt, reducing total debt by $103 million, since July 1.

Today, the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per share cash dividend payable on December 26, 2019, to shareholders of record on December 10, 2019.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, November 5, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please dial (866) 465-5145 (domestic) or (409) 220-9945 (international), shortly before 8:00 a.m. ET. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a global investment management firm operating a next-generation, integrated multi-boutique business model with $145.8 billion in assets under management as of September 30, 2019.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors, including USAA members through its direct member channel. Through its Investment Franchises and Solutions Platform, Victory Capital offers a diverse array of independent investment approaches and innovative investment vehicles designed to drive better investor outcomes. This includes actively managed mutual funds and separately managed accounts, rules-based and active ETFs, multi-asset class strategies, custom solutions and a 529 College Savings Plan.

For more information, please visit www.vcm.com or follow us on Twitter and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Victory Capital and its affiliates are not affiliated with United Services Automobile Association or its affiliates. USAA and the USAA logo are registered trademarks and the USAA logo is a trademark of United Services Automobile Association and are being used by Victory Capital and its affiliates under license.

Victory Capital Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands except per share data and percentages)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Revenue
Investment management fees	$155,406	$78,042	$92,525	$307,859	$270,653
Fund administration and distribution fees	59,574	13,318	15,557	85,960	46,792
Total revenue	214,980	91,360	108,082	393,819	317,445

Expenses
Personnel compensation and benefits	55,556	35,542	38,027	125,599	111,970
Distribution and other asset-based expenses	57,202	16,182	24,269	89,151	73,557
General and administrative	17,654	7,087	6,951	31,828	23,095
Depreciation and amortization	7,768	5,263	5,574	18,253	17,917
Change in value of consideration payable for acquisition of business	—	(14)	—	(14)	(4)
Acquisition-related costs	16,386	2,787	1,451	21,950	1,446
Restructuring and integration costs	4,841	1,788	—	6,629	702
Total operating expenses	159,407	68,635	76,272	293,396	228,683

Income from operations	55,573	22,725	31,810	100,423	88,762
Operating margin	25.9%	24.9%	29.4%	25.5%	28.0%

Other income (expense)
Interest income and other income/(expense)	2,742	656	(200)	5,231	(229)
Interest expense and other financing costs	(16,856)	(4,520)	(4,458)	(26,000)	(16,256)
Loss on debt extinguishment	(7,409)	—	—	(7,409)	(6,058)
Total other expense, net	(21,523)	(3,864)	(4,658)	(28,178)	(22,543)

Income before income taxes	34,050	18,861	27,152	72,245	66,219

Income tax expense	(8,058)	(4,478)	(6,562)	(17,343)	(16,430)

Net income	$25,992	$14,383	$20,590	$54,902	$49,789

Earnings per share of common stock
Basic	$0.38	$0.21	$0.30	$0.81	$0.76
Diluted	0.35	0.20	0.29	0.75	0.71

Weighted average number of shares outstanding
Basic	67,724	67,583	67,972	67,610	65,817
Diluted	73,671	73,521	71,864	73,300	70,168

Dividends declared per share	$0.05	$—	$—	$0.05	$—

Victory Capital Holdings, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
(unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net income (GAAP)	$25,992	$14,383	$20,590	$54,902	$49,789
Income tax expense	(8,058)	(4,478)	(6,562)	(17,343)	(16,430)
Income before income taxes	$34,050	$18,861	$27,152	$72,245	$66,219
Interest expense	18,388	3,613	4,053	25,854	16,376
Depreciation	682	612	775	1,865	2,247
Other business taxes	146	424	350	1,125	1,168
Amortization of acquisition-related intangible assets	7,086	4,651	4,799	16,388	15,670
Stock-based compensation	4,326	3,321	4,005	9,125	11,295
Acquisition, restructuring and exit costs	24,452	4,575	1,647	31,804	2,725
Debt issuance costs	10,002	366	373	10,732	7,436
Pre-IPO governance expenses	—	—	—	—	138
Earnings/losses from equity method investments	(2,837)	150	167	(2,683)	506
Adjusted EBITDA	$96,295	$36,573	$43,321	$166,455	$123,780
Adjusted EBITDA margin	44.8%	40.0%	40.1%	42.3%	39.0%

Net income (GAAP)	$25,992	$14,383	$20,590	$54,902	$49,789
Adjustment to reflect the operating performance of the Company
Other business taxes	146	424	350	1,125	1,168
Amortization of acquisition-related intangible assets	7,086	4,651	4,799	16,388	15,670
Stock-based compensation	4,326	3,321	4,005	9,125	11,295
Acquisition, restructuring and exit costs	24,452	4,575	1,647	31,804	2,725
Debt issuance costs	10,002	366	373	10,732	7,436
Pre-IPO governance expenses	—	—	—	—	138
Tax effect of above adjustments	(11,503)	(3,334)	(2,794)	(17,293)	(9,608)
Adjusted net income	$60,501	$24,386	$28,970	$106,783	$78,613
Adjusted net income per diluted share	$0.82	$0.33	$0.40	$1.46	$1.12

Tax benefit of goodwill and acquired intangible assets	$6,802	$3,361	$3,318	$13,523	$9,958
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.09	$0.05	$0.05	$0.18	$0.14

Adjusted net income with tax benefit	$67,303	$27,747	$32,288	$120,306	$88,571
Adjusted net income with tax benefit per diluted share	$0.91	$0.38	$0.45	$1.64	$1.26

Victory Capital Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except for shares)

	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$78,963	$51,491
Receivables	86,446	44,120
Prepaid expenses	4,606	2,664
Investments	16,993	13,320
Property and equipment, net	11,317	8,780
Goodwill	391,515	284,108
Other intangible assets, net	1,198,361	387,679
Other assets	3,441	9,349
Total assets	$1,791,642	$801,511

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$102,078	$20,350
Accrued compensation and benefits	44,629	30,228
Consideration payable for acquisition of business	102,800	5,838
Deferred tax liability, net	9,522	6,212
Other liabilities	20,000	14,478
Long-term debt(1)	1,005,928	268,857
Total liabilities	1,284,957	345,963

Stockholders' equity:
Class A common stock, $0.01 par value per share: 2019 - 400,000,000 shares authorized, 17,806,125 shares issued and 16,413,700 shares outstanding; 2018 - 400,000,000 shares authorized, 15,280,833 shares issued and 14,424,558 shares outstanding	178	153
Class B common stock, $0.01 par value per share: 2019 - 200,000,000 shares authorized, 53,684,006 shares issued and 51,283,669 shares outstanding; 2018 - 200,000,000 shares authorized, 55,284,408 shares issued and 53,137,428 shares outstanding	537	553
Additional paid-in capital	617,469	604,401
Class A treasury stock, at cost: 2019 - 1,392,425 shares; 2018 - 856,275 shares	(16,440)	(8,045)
Class B treasury stock, at cost: 2019 - 2,400,337 shares; 2018 - 2,146,980 shares	(26,161)	(21,719)
Accumulated other comprehensive loss	(45)	(86)
Retained deficit	(68,853)	(119,709)
Total stockholders' equity	506,685	455,548
Total liabilities and stockholders’ equity	$1,791,642	$801,511
(1)

In connection with the acquisition, the Company entered into the 2019 Credit Agreement, dated July 1, 2019. All indebtedness outstanding under the previous credit agreement was repaid and terminated as of July 1, 2019. Balances at September 30, 2019 and December 31, 2018 are shown net of unamortized loan discount and debt issuance costs in the amount of $31.1 million and $11.1 million, respectively. The gross amount of the debt outstanding was $1,037.0 million as of September 30, 2019 and $280.0 million as of December 31, 2018.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management
(unaudited; in millions except for percentages)

	For the Three Months Ended			% Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
	2019	2019	2018	2019	2018
Beginning assets under management	$64,077	$58,119	$62,256	10%	3%
Gross client cash inflows	11,905	7,514	2,896	58%	311%
Gross client cash outflows	(11,244)	(3,819)	(3,568)	194%	215%
Net client cash flows	661	3,694	(672)	-82%	198%
Market appreciation (depreciation)	(54)	2,269	2,056	-102%	-103%
Acquired assets / Net transfers	81,147	(4)	—	n/m	n/m
Ending assets under management	145,832	64,077	63,640	128%	129%
Average assets under management	145,904	60,063	63,447	143%	130%

	For the Nine Months Ended			% Change from
	September 30,	September 30,		September 30,
	2019	2018		2018
Beginning assets under management	$52,763	$61,771		-15%
Gross client cash inflows	22,457	10,102		122%
Gross client cash outflows	(19,208)	(11,510)		67%
Net client cash flows	3,249	(1,408)		331%
Market appreciation (depreciation)	8,675	3,285		164%
Acquired assets / Net transfers	81,143	(8)		n/m
Ending assets under management	145,832	63,640		129%
Average assets under management	87,670	62,361		41%

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Asset Class
(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Market	Total
September 30, 2019
Beginning assets under management	$24,203	$15,278	$7,300	$4,108	$5,498	$6,919	$771	$64,077	$—	$64,077
Gross client cash inflows	880	779	4,071	166	326	1,207	28	7,456	4,449	11,905
Gross client cash outflows	(1,396)	(1,069)	(1,789)	(497)	(566)	(1,296)	(118)	(6,730)	(4,514)	(11,244)
Net client cash flows	(516)	(290)	2,282	(331)	(240)	(89)	(90)	726	(65)	661
Market appreciation (depreciation)	(26)	(249)	528	(301)	(192)	225	(83)	(98)	44	(54)
Acquired assets / Net transfers	1,818	1,527	27,674	10,012	6,465	22,523	(354)	69,665	11,482	81,147
Ending assets under management	$25,479	$16,266	$37,784	$13,488	$11,532	$29,579	$243	$134,371	$11,460	$145,832

June 30, 2019
Beginning assets under management	$22,169	$14,714	$6,973	$4,117	$5,234	$3,996	$918	$58,119	$—	$58,119
Gross client cash inflows	2,784	729	506	22	333	3,092	48	7,514	—	7,514
Gross client cash outflows	(1,840)	(924)	(330)	(128)	(205)	(295)	(97)	(3,819)	—	(3,819)
Net client cash flows	944	(195)	176	(106)	128	2,797	(49)	3,694	—	3,694
Market appreciation (depreciation)	1,090	760	152	101	137	126	(97)	2,269	—	2,269
Acquired assets / Net transfers	—	—	(1)	(4)	—	—	—	(4)	—	(4)
Ending assets under management	$24,203	$15,278	$7,300	$4,108	$5,498	$6,919	$771	$64,077	$—	$64,077

September 30, 2018
Beginning assets under management	$24,485	$15,971	$6,978	$4,577	$4,705	$3,815	$1,725	$62,256	$—	$62,256
Gross client cash inflows	964	740	449	42	307	321	73	2,896	—	2,896
Gross client cash outflows	(1,660)	(860)	(346)	(179)	(193)	(61)	(269)	(3,568)	—	(3,568)
Net client cash flows	(696)	(120)	103	(137)	114	260	(196)	(672)	—	(672)
Market appreciation (depreciation)	1,225	587	67	204	(81)	149	(95)	2,056	—	2,056
Acquired assets / Net transfers	—	—	1	—	—	—	(1)	—	—	—
Ending assets under management	$25,014	$16,438	$7,149	$4,644	$4,738	$4,224	$1,433	$63,640	$—	$63,640

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Asset Class
(unaudited; in millions)

For the Nine Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Market	Total
September 30, 2019
Beginning assets under management	$20,019	$12,948	$6,836	$3,759	$4,610	$3,767	$823	$52,763	$—	$52,763
Gross client cash inflows	4,656	2,500	4,880	214	1,024	4,578	155	18,008	4,449	22,457
Gross client cash outflows	(5,021)	(3,052)	(2,502)	(809)	(1,048)	(1,940)	(321)	(14,694)	(4,514)	(19,208)
Net client cash flows	(365)	(552)	2,378	(595)	(24)	2,638	(166)	3,314	(65)	3,249
Market appreciation (depreciation)	4,006	2,345	896	316	480	649	(60)	8,631	44	8,675
Acquired assets / Net transfers	1,820	1,526	27,674	10,007	6,465	22,525	(354)	69,661	$11,482	81,143
Ending assets under management	$25,479	$16,266	$37,784	$13,488	$11,532	$29,579	$243	$134,371	$11,460	$145,832

September 30, 2018
Beginning assets under management	$25,185	$15,308	$7,551	$4,789	$4,105	$3,028	$1,805	$61,771	$—	$61,771
Gross client cash inflows	3,292	2,383	1,145	200	1,420	1,307	355	10,102	—	10,102
Gross client cash outflows	(5,162)	(2,527)	(1,637)	(677)	(594)	(307)	(606)	(11,510)	—	(11,510)
Net client cash flows	(1,870)	(144)	(492)	(477)	826	1,000	(251)	(1,408)	—	(1,408)
Market appreciation (depreciation)	1,680	1,293	89	320	(185)	156	(68)	3,285	—	3,285
Acquired assets / Net transfers	19	(19)	1	12	(8)	40	(53)	(8)	—	(8)
Ending assets under management	$25,014	$16,438	$7,149	$4,644	$4,738	$4,224	$1,433	$63,640	$—	$63,640

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Vehicle
(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs	Vehicles(2)	Total
September 30, 2019
Beginning assets under management	$34,258	$3,093	$26,726	$64,077
Gross client cash inflows	8,383	245	3,277	11,905
Gross client cash outflows	(9,643)	(258)	(1,343)	(11,244)
Net client cash flows	(1,260)	(13)	1,934	661
Market appreciation (depreciation)	267	4	(325)	(54)
Acquired assets / Net transfers	80,806	782	(441)	81,147
Ending assets under management	$114,071	$3,867	$27,894	$145,832

June 30, 2019
Beginning assets under management	$33,786	3,123	21,210	58,119
Gross client cash inflows	1,998	107	5,409	7,514
Gross client cash outflows	(2,874)	(231)	(714)	(3,819)
Net client cash flows	(876)	(124)	4,694	3,694
Market appreciation (depreciation)	1,352	94	823	2,269
Acquired assets / Net transfers	(4)	—	—	(4)
Ending assets under management	$34,258	$3,093	$26,726	$64,077

September 30, 2018
Beginning assets under management	$37,818	$2,906	$21,532	$62,256
Gross client cash inflows	2,098	305	493	2,896
Gross client cash outflows	(2,950)	(18)	(600)	(3,568)
Net client cash flows	(852)	287	(107)	(672)
Market appreciation (depreciation)	1,223	102	731	2,056
Acquired assets / Net transfers	—	—	—	—
Ending assets under management	$38,189	$3,295	$22,156	$63,640
(1)	Includes institutional and retail share classes, money market and VIP funds.
(2)	Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Vehicle
(unaudited; in millions)

For the Nine Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs	Vehicles(2)	Total
September 30, 2019
Beginning assets under management	$30,492	$2,956	$19,315	$52,763
Gross client cash inflows	12,760	594	9,103	22,457
Gross client cash outflows	(15,403)	(789)	(3,016)	(19,208)
Net client cash flows	(2,643)	(195)	6,087	3,249
Market appreciation (depreciation)	5,421	323	2,931	8,675
Acquired assets / Net transfers	80,802	782	(441)	81,143
Ending assets under management	$114,071	$3,867	$27,894	$145,832

September 30, 2018
Beginning assets under management	$37,967	$2,250	$21,555	$61,771
Gross client cash inflows	7,279	1,082	1,741	10,102
Gross client cash outflows	(8,924)	(143)	(2,443)	(11,510)
Net client cash flows	(1,645)	939	(702)	(1,408)
Market appreciation (depreciation)	1,878	106	1,301	3,285
Acquired assets / Net transfers	(11)	—	3	(8)
Ending assets under management	$38,189	$3,295	$22,156	$63,640
(1)	Includes institutional and retail share classes, money market and VIP funds.
(2)	Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions and the IPO, including restructuring costs;
  Adding back debt issuance cost expense;
  Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO; and
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions and the IPO, including restructuring costs;
  Adding back debt issuance cost expense;
  Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO; and
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Tricia Ross
310-622-8226
tross@finprofiles.com